Exhibit 99.1

Cannae Holdings, Inc. Announces Entry Into Definitive Agreement in Partnership with an Investor Group Including CC Capital and Thomas H. Lee to Acquire Dun & Bradstreet

LAS VEGAS--(BUSINESS WIRE)--Aug. 8, 2018-- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae” or the “Company”) today announced it has entered into a definitive agreement in partnership with an investment consortium (the “Consortium”) including CC Capital and Thomas H. Lee Partners along with a group of distinguished investors to acquire Dun & Bradstreet (NYSE:DNB).

Under the terms of the agreement, which has been unanimously approved by Dun & Bradstreet’s Board of Directors, Dun & Bradstreet shareholders will receive $145.00 in cash for each share of common stock they own, in a transaction valued at $6.5 billion including the assumption of $1.1 billion of Dun & Bradstreet’s net debt.

William P. Foley II, Chairman of Cannae Holdings, said, “In an increasingly data-driven world, Dun & Bradstreet’s insight-driven business model and interconnectivity across industries has positioned the company for continued success. We are excited to grow the Company, increase operating efficiencies and improve the DNB customer experience by providing enhanced business solutions.”

The transaction will be financed through a combination of committed cash provided by The Consortium, as well as debt financing that has been committed to by BofA Merrill Lynch, Citigroup, and RBC Capital Markets.

The Transaction is expected to close within six months, subject to Dun & Bradstreet shareholder approval, regulatory clearances and other customary closing conditions. The Dun & Bradstreet board is unanimously recommending that stockholders vote to adopt the merger agreement at an upcoming special meeting of the stockholders.

Upon the completion of the Transaction, Dun & Bradstreet will become a privately held company and shares of Dun & Bradstreet common stock will no longer be listed on any public market.

About Cannae Holdings, Inc.

Cannae is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian Holdings, LLC, American Blue Ribbon Holdings, LLC and T-System Holding LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.

About Dun & Bradstreet

Dun & Bradstreet helps companies around the world improve their business performance. The global leader in commercial data and analytics, we glean insight from data to enable our customers to connect with the prospects, suppliers, clients and partners that matter most. Since 1841, companies of every size rely on Dun & Bradstreet to help them manage risk and reveal opportunity.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our Split-Off from FNF, including limitations on our strategic and operating flexibility related to the tax-free nature of the Split-Off and the Investment Company Act of 1940; our ability to complete the transaction described in this release; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Source: Cannae Holdings, Inc.
Solebury Trout
Jamie Lillis, 203-428-3223
Managing Director
jlillis@soleburyir.com